UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest
event reported)                              March 20, 2007
                                 -----------------------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                   000-17962                43-1461763
------------------------------     ----------------     ------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


   4551 W. 107th Street, Overland Park, Kansas                    66207
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    (Address of principal executive offices)                    (Zip Code)



                                 (913) 967-4000
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              (Registrant's telephone number, including area code)


                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05         Costs Associated with Exit or Disposal Activities.

     On March 20, 2007, the Audit Committee of the Board of Directors of Applebee's International, Inc. (the "Company") approved management's recommendation to close 24 underperforming restaurants located in 11 states. The Company's ongoing analysis and review of its restaurant portfolio determined that these restaurants did not have the potential to deliver acceptable long-term returns on invested capital. The Company currently expects to close approximately 19 restaurants by the end of the first fiscal quarter of 2007. The remaining restaurant closures will be dependent upon the outcome of negotiations with the landlords, as well as other factors. The Company currently expects pre-tax costs for the first fiscal quarter of 2007 to include: (a) approximately $13.5 to $15.5 million in non-cash impairment charges for all 24 restaurants;
(b) approximately $8.0 to $10.0 million in lease contract termination costs for the restaurants expected to close in the first fiscal quarter of 2007; and (c) approximately $0.5 to $1.0 million in other costs. As required by Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," the Company will not record any lease contract termination costs until the restaurants have been closed. The Company currently expects that lease contract termination costs for the remaining five restaurants will be approximately $1.5 to $2.5 million. The actual amount of any cash payments made by the Company for lease contract termination costs will be dependent upon ongoing negotiations with the landlords of the leased restaurant properties.

Item 2.06         Material Impairments.

     The requirements for this Item 2.06 are included in Item 2.05 above.

     Certain statements contained in this Current Report on Form 8-K regarding the timing of restaurant closures and the amount of costs to be incurred are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the Company's Form 10-K for the fiscal year ended December 31, 2006. The Company disclaims any obligation to update these forward-looking statements.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date: March 21, 2007

                                                  APPLEBEE'S INTERNATIONAL, INC.


                                               By: /s/ Steven K. Lumpkin
                                                  ------------------------------
                                                  Steven K. Lumpkin
                                                  Executive Vice President and
                                                  Chief Financial and Strategy
                                                  Officer





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